UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 21, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 26, 2009, Authentidate Holding Corp. (the “Registrant”) announced by press release that the Registrant received notification from Parascript, LLC and Parascript Management, Inc. regarding termination of the Agreement and Plan of Merger, dated as of August 6, 2008, among the Registrant, Parascript, LLC (“Parascript LLC”), Parascript Management, Inc. (“PMI and collectively with Parascript LLC, “Parascript”) and three newly formed merger subsidiaries (the “Merger Agreement”). The Merger Agreement provided for its termination by either the Registrant or Parascript if the transaction is not completed by December 31, 2008. As previously reported, the Registrant had held discussions with Parascript concerning a proposal to change the structure of the proposed merger in light of the uncertainties in the credit markets and changes in Parascript’s business. However, the parties did not agree on any modifications to the transaction and did not execute an amendment to the Merger Agreement. The Registrant received notice of termination from Parascript on January 21, 2009. As part of the execution of the Merger Agreement, Authentidate’s directors and executive officers had entered into voting agreements with the Registrant and Parascript (the “Voting Agreements”). In accordance with their terms, the Voting Agreements expired contemporaneously with the termination of the Merger Agreement.

A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Registrant on August 12, 2008 and to the extent required by Item 1.02 of Form 8-K, the description of the Merger Agreement is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 8.01	Other Events

A copy of the press release issued by the Registrant on January 26, 2009 with respect to the termination of the Merger Agreement is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated January 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	President
Date:	January 26, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 26, 2009

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